UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	August 13, 2020

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart,	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2020, Patrick Industries, Inc. (the “Company”) appointed James E. Rose as Principal Accounting Officer of the Company effective August 13, 2020.
Prior to his appointment as Principal Accounting Officer, Mr. Rose, 45, served as Director of Technical Accounting and SEC Reporting of the Company since February 2020. Prior to that position, Mr. Rose was Senior Manager of Technical Accounting and SEC Reporting of the Company from August 2018 until February 2020, and Manager, SEC Reporting, at WestRock from April 2016 until July 2018. Prior to that, Mr. Rose worked as an auditor with KPMG LLP and in SEC reporting capacities at Kinder Morgan, Inc. Mr. Rose, a certified public accountant, holds a Master in Professional Accounting from The University of Texas at Austin.
Mr. Rose has no family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Rose has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. There are no arrangements or understandings with any other person pursuant to which Mr. Rose was appointed as the Company’s Principal Accounting Officer.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

104     Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: August 19, 2020	By:	/s/ John A. Forbes
John A. Forbes
Interim Chief Financial Officer